                                                                   Exhibit 10.80

                   RESEARCH AND COMMERCIALIZATION AGREEMENT

        THIS RESEARCH AND COMMERCIALIZATION AGREEMENT (the "Agreement"), effective as of February 9, 1998 (the "Effective Date"), is entered by and between GenPharm International, Inc., a wholly owned subsidiary of Medarex, Inc., and Medarex, Inc., a New Jersey corporation, with a principal place of business at 1545 Route 22 East, Annandale, New Jersey 08801 (together "Medarex"), and Schering AG, with a principal place of business at Mullerestrasse, 178 Berlin, Germany D-13342 ("Schering").


                                  BACKGROUND

        A. Medarex is the sole and exclusive owner of certain transgenic Mice useful for the preparation of fully human monoclonal antibodies;

        B. Schering desires to have Medarex conduct research with the Mice to evaluate their utility for the development of fully human monoclonal antibodies to a certain Antigen (as defined below) for use as a human therapeutic product, and Medarex is willing to conduct such Research, on the terms and conditions herein; and

        C. Schering wishes to acquire from Medarex an option to acquire a commercial license for the use of monoclonal antibodies with specificity for the Antigen to commercialize Products (as defined below), on the terms and conditions herein.

        NOW, THEREFORE, Medarex and Schering agree as follows:

1.      DEFINITIONS

        1.1     "Affiliate" means any corporation or other entity which is
                 ---------
directly or indirectly controlling, controlled by or under the common control with Schering. For the purpose of this Agreement, "control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the outstanding shares or other voting rights of the subject entity to elect directors, or if not meeting the preceding, any entity owned or controlled by or owning or controlling at the maximum control or ownership right permitted in the country where such entity exists.

        1.2     "Antibody" shall mean any human monoclonal antibody with
                 --------
binding affinity for an Antigen derived from cells obtained from one or more of the Mice pursuant to this Agreement.

        1.3     "Antigen" shall mean *****, as described in the Research Plan
                 -------

***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.4     "Biological License Application" or "BLA" shall mean Biological
                 ------------------------------
License Application as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, and any corresponding foreign application, registration or certification.

        1.5     "Confidential Information" shall mean (i) any proprietary or
                 ------------------------
confidential information or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving party, or (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within thirty (30) days by the disclosing party, except that to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

                (i) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                (iv) was independently developed by the receiving party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

                (v) was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

        1.6     "Control" or "Controlled" shall mean possession of the ability
                 -------      ----------
to grant the licenses or sublicenses as provided for herein without violating the terms of any agreement or other arrangement with any third party.

        1.7     "Evaluation Period" shall mean the period commencing on the
                 -----------------
Effective Date and ending three (3) months after the end of the Research Period, unless Schering terminates the Research Program or Agreement pursuant to Section 13.4.1, in which case the Evaluation Period shall end as of the effective date of such termination.

        1.8     "IND" shall mean an Investigational New Drug application, as
                 ---
defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder for initiating clinical trials in the United States, or any corresponding foreign application, registration or certification.

        1.9     "Medarex Technology" shall mean the Patent Rights and Know How.
                 ------------------

                1.9.1   "Know How" shall mean the Confidential Information and
                         --------
Mice and Mice Materials owned or Controlled by Medarex and transferred to Schering by Medarex necessary or useful for the exercise of the Patent Rights, including, without limitation, technical data, protocols and methods and processes. For the avoidance of doubt, the Know How does not include any subject matter within the scope of the Patent Rights.

                1.9.2   "Patent Rights" shall mean all United States and foreign
                         -------------
patents (including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, revalidations and patents of addition) and patent applications (including, without limitation, all continuations, continuations-in-part and divisions thereof) owned or Controlled by Medarex, in each case, which claims an Antibody, or an invention which is necessary or useful for the use of the Antibodies or a hybridoma cell line transferred to Schering hereunder, or to make, use or sell Products.

        1.10    "Mice" shall mean immunizable transgenic mice covered by the
                 ----
Patent Rights containing unrearranged human immunoglobulin genes.

        1.11 "Mice Materials" shall mean any parts or derivatives of the Mice prepared by Medarex in connection with the Research Program, including without limitation, cells, hybridomas, Antibodies, genes, DNA sequences or other biological materials derived directly or indirectly from the Mice.

        1.12    "NDA" means an application for approval to market a
                 ---
pharmaceutical product in the United States filed with the United States Food and Drug Administration ("FDA"), or a similar application with an equivalent regulatory authority in another country.

        1.13    "Net Sales" shall mean *****.
                 ---------


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

*****

        1.14    "Phase I", "Phase II" and "Phase III" shall mean Phase I (or
                 -------    --------       ---------
Phase I/II), Phase II, and Phase III clinical trials, respectively, in each case as prescribed by the U.S. Food and Drug Administration or a corresponding foreign entity.

        1.15    "Pivotal Trial" means a clinical trial that is designed to
                 -------------
provide data sufficient for the purpose of obtaining regulatory approval from the U.S. Food and Drug Administration or a corresponding foreign entity, and which when completed will have demonstrated that the Product (i) is safe and efficacious, (ii) has an established dose, (iii) has an established route of administration, and (iv) has a treatment schedule in the target population.

        1.16    "Product" shall mean any product for the treatment of human
                 -------
disease containing an Antibody or a portion thereof. A Product used for several indications is considered to be a single Product.

        1.17    "Research" shall mean the activities conducted by Medarex in the
                 --------
Research Period in connection with the preparation of Antibodies.

        1.18    "Research Period" shall mean the period from the Effective Date
                 ---------------
until the earlier of (i) *****, or if extended pursuant to Section 2.6, *****, and (ii) the termination of the Research Program or the Agreement.

        1.19    "Research Plan" shall mean the plan for the conduct of the
                 -------------
Research attached hereto as Exhibit A, as may be amended by the written agreement of the parties.

        1.20    "Sublicensee" shall mean a third party (except an Affiliate) to
                 -----------
whom Schering has granted a license or sublicense to make, have made, import, use, sell, offer for sale or otherwise exploit Products in the Territory. As used in this Agreement, "Sublicensee" shall also include any third party (except an Affiliate) to whom Schering has granted the right to distribute a Product.



***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        1.21    "Territory" shall mean all countries of the world.
                 ---------

2.      RESEARCH

        2.1     Research.
                --------

                2.1.1   Immunization. Subject to the terms and conditions set
                        ------------
forth herein, Medarex will immunize Mice with the Antigen during the Research Period to produce Antibodies for evaluation by Schering for commercial development pursuant to the Research Plan. Medarex shall immunize ***** Mice with the Antigen provided by Schering and isolate Antibodies from such Mice.

                2.1.2   Reasonable Efforts.  Medarex shall use reasonable
                        ------------------
efforts to conduct the Research Program in a professional manner and agrees to commit the personnel, facilities and other resources necessary to perform the immunizations; provided, however, it does not warrant that the Research shall result in the preparation of any Antibody suitable for development as a Product.

        2.2  Research Support. Schering shall pay to Medarex a research support
             ----------------
payment of ***** for the conduct of the Research. The first payment shall be due on the Effective Date, and subsequent payments shall be due on the quarterly anniversary thereof during the Research Period, including any extension thereof pursuant to Section 2.6.

        2.3  Delivery of Antigens.  Schering shall deliver to Medarex a mutually
             --------------------
agreed quantity of the Antigen in a substantially pure form for the immunization of the Mice. Medarex shall only use the Antigen provided by Schering to conduct immunizations of the Mice, and shall not conduct other activities with or any analysis of the Antigen.

        2.4  Delivery of Antibodies.  Upon the preparation of an Antibody for
             ----------------------
the Antigen, Medarex shall deliver to Schering the amount of milligrams of such Antibody for evaluation by Schering as specified in the Research Plan.

        2.5  Research License.  Medarex hereby grants to Schering and its
             ----------------
Affiliates ***** license to use the Antibodies prepared by Medarex during the Research Period solely for research and evaluation purposes.

        2.6 Term. The Research shall commence on the Effective Date and
            ----
terminate *****; provided, with notice to Medarex at least thirty (30) days prior to *****, Schering may extend the term of the Research until *****.



***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        2.7     Ownership
                ---------

                2.7.1   Mice. Title to the Mice and, subject to Sections 3.1 and
                        ----
3.2, Mice Materials shall at all times remain with Medarex.

                2.7.2.  Intellectual Property. *****
                        ---------------------

3.      OPTION; COMMERCIAL LICENSE

        3.1     Option.
                ------

                3.1.1   Option. During the Evaluation Period, Schering shall
                        ------
have an option to obtain an exclusive (even as to Medarex), worldwide commercial license as set forth in Section 3.2 solely to develop Antibodies for use in the development and commercialization of Products. Schering may exercise such option by notice to Medarex during the foregoing period specifying ***** to be covered by the commercial license, and concurrently paying to Medarex the applicable license fee due pursuant to Section 4.1. Medarex shall not license, sell, transfer or use in any manner any Antibodies arising out of the Research to any third party except Schering. At Schering's request, Medarex shall destroy any Antibodies, and related Mice Materials prepared by Medarex in the Research.

                3.1.2   Extension. *****
                        ---------

         3.2    Commercial License. Effective upon Schering's election to
                ------------------
acquire a commercial license, subject to the terms and conditions of this Agreement (including without limitation, the timely payment of the license fee due pursuant to Section 4.1) Medarex shall grant to Schering the following licenses:

                3.2.1 an exclusive (even as to Medarex), worldwide, non-transferable (except as set forth in Section 14.3), royalty bearing license under the Medarex Technology with the right to sublicense, to use hybridomas delivered by Medarex to Schering to make or have made Antibodies, and



*****   REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                 3.2.2 an exclusive (even as to Medarex), worldwide, non-transferable (except as set forth in Section 14.3), royalty bearing license under the Medarex Technology, with the right to sublicense, to use Antibodies to make, have made, import, have imported, use, offer for sale and sell Products.

       3.3   Delivery of Hybridomas. If Schering acquires a commercial license
             ----------------------
for a particular Antibody, Medarex shall deliver to Schering a hybridoma cell line producing such Antibody.

       3.4   Retained Rights; No Further Rights.  Only the license granted
             ----------------------------------
pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license rights shall be granted or created by implication, estoppel or otherwise. It is understood and agreed that Medarex shall retain rights to make, have made, import, use, offer for sale, sell and otherwise commercialize the Mice itself which have not been used for the Research or immunized with any Antigens or with third parties for any uses.

4.     CONSIDERATION

       4.1   Commercial License Fee. If Schering wishes to acquire a commercial
             ----------------------
license from Medarex pursuant to Section 3.2 above, concurrently with Schering's notice to Medarex of its exercise of its option, upon delivery of Mice Materials to Schering pursuant to Section 3.3, Schering shall pay to Medarex a commercial license fee of *****.

       4.9   Milestone Payments. Within thirty (30) days following the
             ------------------
occurrence of the relevant events specified below with respect to each Product which contains an Antibody, Schering shall pay to Medarex the following amounts:

                                Milestones                              Amounts
                                ----------                              -------
                                *****                                   *****

Milestones shall be paid once per Product. *****.

*****   REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        *****

        4.3     Royalties.
                ---------

                4.3.1   Royalty on Net Sales. In partial consideration for the
                        --------------------
commercial license, Schering shall pay to Medarex a royalty on annual Net Sales of Products, on a Product-by-Product basis, as follows:

                *****


                4.3.2   Royalty Term. The royalties due pursuant to this
                        ------------
Section 4.3 shall be payable on a Product-by-Product and country-by-country basis until: *****


                4.3.3   Minimum Royalty Obligation. *****
                        --------------------------

5.      PAYMENTS

        5.1     Payment Method. All amounts due Medarex hereunder shall be paid
                --------------
in U.S. dollars by wire transfer in immediately available funds to an account designated by Medarex.

        5.2     Currency; Foreign Payments. If any currency conversion shall be
                --------------------------
required in connection with the payment of any royalties hereunder, such conversion shall be made by using the exchange rate for the purchase of U.S. dollars reported by the Chase Manhattan Bank on the last business day of the calendar quarter to which such royalty payments relate. If at any time legal restrictions prevent the prompt remittance of any royalties owed on Net Sales in any jurisdiction, Schering may notify Medarex and make such payments by depositing the amount thereof in local currency in a bank account or other depository in such country in the name of Medarex, and Schering shall have no further obligations under this Agreement with respect thereto.



*****   REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        5.3      Taxes. Any tax paid or required to be withheld by Schering on
                 -----
account of royalties payable to Medarex under this Agreement shall be deducted from the amount of royalties otherwise due. Schering shall secure and send to Medarex proof of any such taxes withheld and paid by Schering for the benefit of Medarex and shall, at Medarex's request, provide reasonable assistance in recovering said taxes, if possible, and shall reasonably assist Medarex to obtain the benefit of any applicable tax treaty.

6.      REPORTS AND RECORDS

        6.1     Payment of Royalties.
                --------------------

                6.1.1 Royalty Report. Schering shall provide a royalty report
                      --------------
and, if applicable, a royalty payment to Medarex on a quarterly calendar basis. The report relating to Net Sales within the U.S. shall be provided within ***** after the end of the calendar quarter to which such report and payment apply and the report relating to Net Sales for countries other than the U.S. shall be provided within ***** after the end of the calendar quarter to which such report and payment apply.

                6.1.2 Records Retention. Schering shall keep and requires its
                      -----------------
Affiliates and Sublicensees to keep, for a period of not less than seven (7) years, complete and accurate records of all Net Sales of Products. Medarex shall have the right, at its sole expense, through a certified public accountant reasonably acceptable to Schering, and following reasonable notice, to examine records of Net Sales during regular business hours during the royalty term, provided, however, that such examination shall not (i) be of records for more
--------  -------
than the *****, (ii) take place more often than once a year, and (iii) cover any records which date prior to the date of the last examination, and provided further that, such accountants shall report to Medarex only as to the accuracy of the royalty statements and payments and the amount of any underpayment or the accuracy of statements. Copies of such reports shall be supplied to Schering. In the event the report demonstrates that Schering has underpaid royalties, Schering shall promptly pay such amounts to Medarex. In addition, if the amount of underpayment of royalty due pursuant to this Agreement in any quarter is lower than the amount due by ***** or more, then Schering shall also pay the costs of such audit *****.

                6.1.3  Form of Payment. All payments to Medarex hereunder shall
                       ---------------
be made in United States Dollars, for such Medarex's account, by wire transfer to a bank in the United States designated in writing by Medarex; provided that where payments in respect of Net Sales are based on Net Sales in non-U.S. currencies, the amount of Net Sales and any deductions used to calculate Net Sales, if any, shall be converted monthly to United States Dollars at the average of the average daily "bid" and "asked" exchange rates as provided by Reuters (or a different independent wire service providing international spot exchange rates agreed to by the Parties) for the applicable month.


***** REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

           6.2 Reports on Net Sales Exclusions. In the event that Schering or
               -------------------------------
its Affiliates or Sublicensees distributes Products to any entity for research or clinical testing purposes, or indigent or other public support programs, and determines that such distributions shall be excluded from the computation of Net Sales, then Schering shall provide an annual written report on February 15 of each calendar year describing such distribution of all such Products, the purpose for which such Products were distributed, and the quantities of Products so distributed in the preceding calendar year.

7.      ANTIBODY SUPPLY

        If Schering wishes to have Medarex manufacture Antibodies for use in Products for commercial sale it may notify Medarex, and in such case Schering and Medarex shall negotiate in good faith the terms of a supply agreement.

8.      CONFIDENTIALITY

        8.1 Confidential Information. Except as expressly provided herein, the
            ------------------------
parties agree that, for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

                               (i)      was already known to the receiving
party, other than under an obligation of confidentiality, at the time of disclosure,

                               (ii)     was generally available to the public
or otherwise part of the public domain at the time of its disclosure to the receiving party;

                               (iii)    became generally available to the
public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                               (iv)     was independently developed by the
receiving party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

                               (v)      was subsequently lawfully disclosed to
the receiving party by a person other than a party hereto.

           8.2  Permitted Use and Disclosures. Each party hereto may use or
                -----------------------------
disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sublicense or otherwise exercising its rights hereunder provided that if a party is required to make any such disclosure of another party's confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

       8.3 Public Disclosure. Except as otherwise required by law, neither party
           -----------------
shall issue a press release or make any other public disclosure of the terms of this Agreement without the prior approval of such press release or public disclosure. Each party shall submit any such press release or public disclosure to the other party, and the receiving party shall promptly review such press release or public disclosure, but in no event within fifteen (15) days to review and approve any such press release or public disclosure, which approval shall not be unreasonably withheld. If the receiving party does not respond within such fifteen (15) day period, the press release or public disclosure shall be deemed approved. In addition, if a public disclosure is required by law, including without limitation in a filing with the Securities and Exchange Commission, the disclosing party shall provide copies of the disclosure reasonably in advance of such filing or other disclosure for the nondisclosing party's prior review and comment.

       8.4 Confidential Terms. Except as expressly provided herein, each party
           ------------------
agrees not to disclose any terms of this Agreement to any third party without the consent of the other party, provided, disclosures may be made as required by securities or other applicable laws, or to actual or prospective investors or corporate partners, or to a party's accountants, attorneys and other professional advisors.

9.     DILIGENCE

       Schering agrees to use reasonable efforts to diligently develop and commercialize the Products and obtain such approvals as may be necessary for the sale of such Products in the United States and other markets worldwide. Schering's efforts shall be comparable to those efforts Schering makes with respect to its other products of comparable value, stage of development and patent protection. Schering shall notify Medarex within thirty (30) days after the first commercial sale of each Product.

10.     REPRESENTATIONS AND WARRANTIES

        10.1 Medarex. Medarex, Inc. represents and warrants that: (i) it is a
             -------
corporation duly organized validly existing and in good standing under the laws of the State of New Jersey; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Medarex, Inc.; (iii) it is the sole and exclusive owner of all right, title and interest in the Mice; and (iv) it has the right to grant the rights and licenses granted herein.

       10.2 Schering. Schering represents and warrants that: (i) it is a
            --------
corporation duly organized validly existing and in good standing under the laws of Germany; and (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Schering.

        10.3    Disclaimer of Warranties.  THE MICE MATERIALS ARE PROVIDED "AS
                ------------------------
IS", AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, MEDAREX AND ITS RESPECTIVE AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MICE, ANTIBODIES, PRODUCTS OR MEDAREX TECHNOLOGY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF THE PATENT RIGHTS LICENSED HEREUNDER, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

        10.4    Disclaimer. Nothing in this Agreement is or shall be construed
                ----------
as:

                (a) A warranty or representation by Medarex as to the validity or scope of any claim or patent within the Patent Rights;

                (b) A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of any patent rights or other intellectual property right of any third party;

                (c) An obligation to bring or prosecute actions or suits against third parties for infringement of any of the Patent Rights or the use of any Know-How; or

                (d) Granting by implication, estoppel, or otherwise any licenses or rights under patents or other rights of Medarex or third parties, regardless of whether such patents or other rights are dominant or subordinate to any intellectual property rights within the Medarex Technology.

11.     INTELLECTUAL PROPERTY

        11.1    Patent Rights.
                -------------
                    *****

        11.2    Failure to Prosecute.
                --------------------
                    *****


*****REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

*****

        11.3  Cooperation. *****
              -----------

        11.4  Infringement Claims. If the manufacture, importation, sale or
              -------------------
use of the Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against Medarex or Schering, such party shall promptly notify the other party hereto, and if the notified party has an obligation to indemnify the other party pursuant to Section 13.1 or 13.2, such party shall have the right to control the defense of such claim, suite or proceeding. The defendant shall keep each other party hereto reasonably informed of all material developments in connection with any such claim, suit or proceeding.

12.     DISPUTE RESOLUTION

        12.1  Mediation. If a dispute arises out of or relates to this
              ---------
Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to litigation, or some other dispute resolution procedure.

        12.2  Venue. The exclusive venue of any dispute arising out of or in
              -----
connection with the performance of or any breach of this Agreement, shall be the state courts or U.S. district court located in or for New Jersey, and the parties hereby irrevocably consent to the personal jurisdiction of such courts.

13.     INDEMNIFICATION

        13.1  Medarex. Medarex shall indemnify, defend and hold harmless
              -------
Schering and its directors, officers, employees and agents (each a "Schering Indemnitee") from and against any and all liabilities, damages, losses, costs or expenses (including attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from a claim, suit or proceeding made or brought by a third party against an Schering Indemnitee arising from or occurring as a result of any reach of the representations and warranties set forth in Section 10.1, except to the extent caused by the negligence or willful misconduct of Schering.

        13.2  Schering. Schering shall indemnify, defend and hold harmless
              --------
Medarex and its directors, officers, employees and agents (each a "Medarex Indemnitee") from and against any and

*****   REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

all liabilities, damages, losses, costs or expenses (including attorneys and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from a claim, suit or proceeding made or brought by a third party against a Medarex Indemnitee, arising from or occurring as a result of (i) any breach of the representations and warranties set fort in Section 10.2, (ii) the use of the Antigen by Medarex, to conduct the Research, (iii) the practice by Schering of any right granted herein, or (iv) any development testing, manufacture, importation, use, offer for sale, sale or other distribution of any Product by Schering or its Affiliates Sublicensees (including, without limitation, product liability claims), except in each case to the extent caused by the negligence or willful misconduct of Medarex.

        13.3    Procedure. In the event that any Indemnitee intends to claim
                ---------
indemnification under this Article 13 it shall promptly notify the other party (the "Indemnitor") in writing of such alleged Liability. The Indemnitor shall have the sole right to control the defense and settlement thereof. The Indemnitees shall cooperate with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this Article 13. The Indemnitee shall not, except at its own cost, voluntarily make any payment or incur any expense with respect to any claim or suit without the prior written consent of the Indemnitor, which the Indemnitor shall not be required to give.

14.     TERM AND TERMINATION

        14.1    Term. The term of this Agreement shall commence on the Effective
                ----
Date. Unless earlier terminated as provided in this Article 14, this Agreement shall continue in full force and effect on a country-by-country and Product-by-Product basis until there are no remaining royalty payment obligations in a country, at which time the Agreement shall expire in its entirety in such country.

        14.2    Termination for Cause. Either party may terminate this
                ---------------------
Agreement in the event the other party has materially breached or defaulted in the performance of any of its obligations hereunder, and such default has continued for ninety (90) days after written notice thereof was provided to the breaching party by the nonbreaching party. Any termination shall become effective at the end of such ninety (90) day period unless the breaching party has cured any such breach or default prior to the expiration of the ninety (90) day period. Notwithstanding the above, in the case of a failure to timely pay any amounts due hereunder, the period for cure of any subsequent default following notice thereof shall be ten (lO) days and, unless payment is made within such period the termination shall become effective at the end of such period.

       14.3     Termination for Insolvency. If voluntary or involuntary
                --------------------------
proceedings by or against a party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such party, or proceedings are instituted by or against such party for corporate reorganization or the dissolution of such party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such party makes an assignment for the benefit of creditors, or substantially all of the assets of such party are seized or attached and not released within sixty
(60) days thereafter, the other party may immediately terminate this Agreement effective upon notice of such termination.

        14.4    Permissive Termination.
                ----------------------

                14.4.1  Schering.  Schering may terminate the Research Program
                        --------
and this Agreement with ***** written notice to Medarex.

                14.4.2  Medarex.  In that event that Schering fails to obtain a
                        -------
commercial license pursuant to Section 3.2 on or before the end of the Evaluation Period, Medarex may terminate the Agreement with written notice to Schering.

        14.5    Effect of Termination and Expiration.
                ------------------------------------

                        (a)     Accrued Rights and Obligations.  Termination of
                                ------------------------------
this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching party may be entitled to injunctive relief as a remedy for any such breach.

                        (b)     Return of Confidential Information.  Upon any
                                ----------------------------------
termination or expiration of this Agreement, Schering and Medarex shall promptly return to the other party all confidential Information of the other; provided counsel of each party may retain one (1) copy of such Confidential Information for archival purposes and for ensuring compliance with Article 8.

                        (c)     Stock on Hand.  In the event this Agreement is
                                -------------
terminated for any reason, Schering shall have the right to sell or otherwise dispose of the stock of any Product subject to this Agreement then on hand, subject to Articles 5 and 6 until the first anniversary of the effective date of such termination.

                        (d)     Return of Mice Materials.  Upon any termination
                                ------------------------
of this Agreement, Schering shall promptly return to Medarex, or destroy all hybridomas provided by Medarex and all cells capable of producing Antibodies, and in the event of such destruction an officer of Schering shall provide Medarex with written certification thereof. Upon any termination or upon completion of the Research Program, Medarex shall return to Schering any quantities of Antigen not used in connection with the Research.

                        (e)     Licenses.  The option and license rights granted
                                --------
in Section 3.1 shall terminate upon any termination of this Agreement, and in such event Schering and its Affiliates and Sublicensees shall cease all development and commercialization of Products.

        14.6    Survival.  Section 2.7, the last two sentences of Section
                --------
3.l.1, 3.4, 14.5 and 14.6, and Articles 5,6,8,10,11,12 and 15 of this Agreement shall survive termination of this Agreement for any reason.


*****REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

15.     MISCELLANEOUS

        15.1    Governing Law.  This Agreement and any dispute, including
                -------------
without limitation any arbitration, arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the state of California, without reference to conflicts of laws principles.

        15.2    Independent Contractors.  The relationship of the parties hereto
                -----------------------
is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

        15.3    Assignment.  This Agreement shall not be assignable by Schering
                ----------
to any third party hereto without the written consent of Medarex which consent shall not be unreasonably withheld; except Schering may assign this Agreement, without such consent, to an entity that acquires all or substantially all of its business or assets to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise. Medarex may assign this Agreement after the Research Period with prior notice to Schering. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

        15.4    Notices.  All notices, requests and other communications
                -------
hereunder shall be in writing and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:


        If to Medarex:          Medarex, Inc.
                                1545 Route 22 East
                                Annandale, New Jersey  08801
                                Attn: President

        If to Schering:         Schering AG
                                Mullerestrasse
                                178 Berlin
                                Germany D-13342
                                Attn: Legal Department

        with a copy to:         Berlex Biosciences
                                15049 San Pablo Avenue
                                Richmond, CA  94804-0099
                                Attn:  Executive Director & General Counsel


        15.5    Force Majeure.  Neither party shall lose any rights hereunder or
                -------------
be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

        15.6  Injunctive Relief. Schering acknowledges that limitations and
              ------------------
restrictions on its possession and use of Mice, Mice Materials, Antibodies, Antigens and Confidential Information hereunder are necessary and reasonable, and expressly agrees that monetary damages would be inadequate to compensate Medarex for any violation. Schering agrees that any such violation would cause irreparable injury to Medarex and agrees that without resorting to prior mediation or arbitration, and, in addition to any other remedies that may be available in law, in equity or otherwise, Medarex shall be entitled to obtain temporary and permanent injunctive relief against any threatened violation of such limitations or restrictions or the continuation of any such violation in any court of competent jurisdiction, without the necessity of proving actual damages or the posting an any bond.

        15.7  Advice of Counsel. Medarex and Schering have each consulted
              -----------------
counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

        15.8  Compliance with Laws. Each party shall furnish to the other party
              --------------------
any information requested or required by that party during the term of this Agreement or any extensions hereof to enable that party to comply with the requirements of any U.S. or foreign federal, state and/or government agency.

        15.9  Further Assurances. At any time or from time to time on and after
              -------------------
the date of this Agreement, either party shall at the request of the other party hereto (i) deliver to the requesting party any records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as the requesting party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

        15.10 Export Controls. Schering agrees that it will take all actions
              ----------------
necessary to insure compliance with all U.S. laws, regulations, orders or other restrictions on exports and further will not sell, license or reexport, directly, or indirectly, the Product(s) to any person or entity for sale in any country or territory, if, to the knowledge of Schering based upon reasonable inquiry, such sale, would cause the parties to be in violation of any such laws or regulations now or hereafter in effect. Schering agrees to secure form any recipient of Product(s) adequate manually signed written assurances prior to shipment from the United States as are required by the U.S. Export Regulations.

        15.11  Severability. In the event that any provisions of this Agreement
               ------------
are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision, in such event, the parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement.

        15.12  Waiver. It is agreed that no waiver by either party hereto of any
               ------
breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

        15.13  Complete Agreement. This Agreement with its Exhibits, constitutes
               ------------------
the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, are merged and canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and duly executed on behalf of both parties.

        15.14  Use of Name. Neither party shall use the name or trademarks of
               -----------
the other party without the prior written consent of such other party.

        15.15  Headings. The captions to the several Sections and Articles
               --------
hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

        15.16  Counterparts. This Agreement may be executed in two counterparts,
               ------------
each of which shall be deemed an original and which together shall constitute one instrument.

        IN WITNESS WHEREOF, Medarex and Schering have executed this Agreement by their respective duly authorized representatives.

MEDAREX, INC.                                    SCHERING AG
By: /s/ Michael Appelbaum                         By: /s/ Prof. Dr. G. Stock            Dr. J.F. Kapp
   --------------------------------                 ---------------------------         -----------------

Print Name: Michael Appelbaum                     Print Name: Prof. Dr. G. Stock        Dr. J.F. Kapp
            -----------------------                           ------------------        -----------------

Title: Executive Vice President                   Title:                                Feb. 10, 1998
       ----------------------------                      -----------------------        -----------------

                                     -18-

Medarex Research Plan


*****





*****   REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

*****





*****   REPRESENTS CONFIDENTIAL PORTION WHICH HAS BEEN OMITTED AND FILED
SEPARATELY WITH THE SEC. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                     -20-